Exhibit 99.1

RB Global, Inc. 2 Westbrook Corporate Center Westchester, IL Tel: 708-492-7282 rbglobal.com

RB Global, Inc. Declares Quarterly Dividend

WESTCHESTER, IL, January 20, 2026 – RB Global, Inc. (NYSE and TSX: RBA) announces that its Board of Directors has declared a quarterly cash dividend of US$0.31 per common share, payable on March 2, 2026 to shareholders of record on February 9, 2026. This dividend is considered an eligible dividend for Canadian income tax purposes.

About RB Global

RB Global, Inc. (NYSE: RBA) (TSX: RBA) is a leading, omnichannel marketplace and trusted provider of value-added insights, services and transaction solutions for buyers and sellers of commercial assets and vehicles worldwide. Through its global network of auction sites and digital platform, RB Global serves customers worldwide across a variety of asset classes, including automotive, construction, commercial transportation, government surplus, lifting and material handling, energy, mining and agriculture. The company’s end-to-end marketplace solutions include Ritchie Bros., IAA, Rouse Services, SmartEquip and VeriTread. For more information about RB Global, visit rbglobal.com.

For more information, please contact:

Sameer Rathod

Vice President, Investor Relations & Market Intelligence

Phone: 1.925.225.8875

Email: srathod@ritchiebros.com

Ritchie Bros.	1